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          R O B I N  S C H O E N  P U B L I C  R E L A T I O N S
526 Penn Street Newtown, PA 18940 t:215/504-2122 f:215/504-2123 e-m:schoenpr@mindspring.com
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For Immediate Release          Media Contact:              Investor Contact:
January 5, 2000                Robin Schoen                Josh Golomb
                               215/504-2122                212/554-4158


            MEDIX RESOURCES ANNOUNCES AGREEMENT WITH ADVANCE PARADIGM
      ____________________________________________________________________
         Selected Network Physicians of Advance Paradigm Clients to Use
             i-Health Software Provider's Pharmacy Management Module

Denver, CO -- John Prufeta, chief executive officer of Medix Resources, Inc. [OTCBB:MDIX], today announced that Medix, through Cymedix Lynx Corporation, its wholly-owned subsidiary, and Advance Paradigm, Inc. [NASDAQ:ADVP] have entered into an agreement for Medix to develop and execute a pilot program, and initiate subsequent production projects, for Advance Paradigm using Medix's Cymedix.com software product suite. Established in 1988 as a provider of medical personnel staffing, Medix provides Internet-based healthcare communication, data integration, and transaction software through its Cymedix.com software product suite.

Utilizing Cymedix.com's prescription management module, the Advance Paradigm/Cymedix.com pilot program will provide provider network physicians of Advance Paradigm clients with critical, patient-specific pharmacy information including plan formulary options, prospective Drug Utilization Review, prior authorization notification, and electronic prescription processing.

Cymedix.com combines patented software technology with pragmatic logistical processes that provide physicians with crucial patient and medication information prior to prescription writing, without disruption to their customary office procedure. Cymedix.com non-invasively extracts pertinent clinical and administrative patient information from a physician's office system and combines it with data supplied by the network provider's legacy system. Following multiple scans, edits, and software functions, the critical information regarding patient drug history, formulary options, and potentially harmful interactions are transmitted to the physician. The secure provision of this information increases the efficiency of the office practice, improves the quality of care provided to the patient, and reduces the cost of care. Additionally, Cymedix.com enables physicians to electronically construct a prescription, record it within a local database, and electronically transmit or fax it to the pharmacy of the patient's choice. Prescription transmission and data transfer is conducted securely over private networks to maintain patient confidentiality.

"Medix is ready to put Cymedix.com's Internet-based communications, and clinical and administrative applications on physicians' desks," stated Prufeta. "Partnering with innovative market leaders such as Advance Paradigm helps us enhance Cymedix.com's functionality for physicians.

                                    - MORE -

Page Two/Medix and Advance Paradigm Enter Agreement


Denver-based Medix Resources provides skilled nursing, therapy, rehabilitation, and other medical personnel for flexible staffing in homes, and healthcare and educational facilities. Through Cymedix Lynx Corporation, a wholly-owned subsidiary based in Thousand Oaks, California, Medix offers Cymedix.com, a suite of fully-secure, patent-pending Internet communications software products, to the healthcare industry. Additional information about Medix Resources and its products and services can be found by visiting its web sites and or by calling 800/326-8773.

                                 # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB/A for 1998, which was filed with the Securities and Exchange Commission on July 23, 1999, and its 1999 third quarter 10-QSB, which was filed with the Securities and Exchange Commission on November 10, 1999. This information is available from the SEC or the Company.